Supplement to Prospectus Supplement dated August 29, 2007 to
                       Prospectus Dated February 13, 2007
                                  $607,136,200
                                  (Approximate)
              Mortgage Pass-Through Certificates, Series 2007-HSBC1
                             GSAMP Trust 2007-HSBC1
                                 Issuing Entity
                          GS Mortgage Securities Corp.
                                    Depositor
                         Goldman Sachs Mortgage Company
                                     Sponsor
                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator
                             Avelo Mortgage, L.L.C.
                                    Servicer
                      Deutsche Bank National Trust Company
                                     Trustee

         This is a supplement to the prospectus supplement, dated August 29, 2007 (the "Prospectus Supplement"), to the prospectus, dated February 13, 2007, relating to the GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, Series 2007-HSBC1.

         The second sentence of the second paragraph in the subsection entitled "Summary Information--The Mortgage Loans" on page S-12 of the Prospectus Supplement is deleted in its entirety and replaced with the following:

         As of the cut-off date, the aggregate scheduled principal balance of the mortgage loans was approximately $636,078,437, of which approximately 57.52% are adjustable-rate and approximately 42.48% are fixed-rate.

                              Goldman, Sachs & Co.

                The date of this supplement is September 7, 2007